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REALTOR®

ADDENDUM/AMENDMENT TO

☑ AGREEMENT/CONTRACT TO BUY AND SELL REAL ESTATE [☐ OFFER OR ☐ COUNTEROFFER] OR
☐ RESIDENTIAL RENTAL AGREEMENT OR ☐ OTHER: ____
COVERING THE ☑ REAL PROPERTY ☐ PREMISES ☐ BUSINESS ☐ OTHER: ____

Further described or commonly known as:

Address 1320 House St Unit # ____
City Columbia ____ State of South Carolina
Other ____ TMS 11411-11-21

The undersigned Parties hereby agree as follows: Change the buyer's name from Arrived Holdings/Assignees Inc to Arrived SC Lennox, LLC

EXPIRATION OF OFFER: When signed by a Party and intended as an offer or counter-offer, this document represents an offer to the other Party that may be rescinded any time prior to or expires at ____ ☐ AM ☐ PM on ____ unless accepted or counter-offered by the other Party in written form Delivered prior to such deadline.

Parties are solely responsible for obtaining legal advice prior to entering into this Contract and counsel as required.

IN WITNESS WHEREOF, this Agreement has been duly executed by the Parties.

BUYER: [redacted] **Date:** ____ **Time:** ____
BUYER: **Date:** ____ **Time:** ____
____ **Date:** ____ **Time:** ____
____ **Date:** ____ **Time:** ____
SELLER: [redacted] **Date:** 6/25/2021 | 3:42 PM EDT **Time:** ____
SELLER: **Date:** 6/25/2021 | 3:51 PM EDT **Time:** ____
____ **Date:** ____ **Time:** ____
____ **Date:** ____ **Time:** ____

REALTOR® is the registered collective membership mark which may be used only by those real estate licensees who are members of the NATIONAL ASSOCIATION OF REALTORS® and who subscribe to its strict professional Code of Ethics. The South Carolina Association of REALTORS® (SCR) owns copyright to the content of this form and expressly prohibits the display, distribution, duplica ion, transmission, alteration, or reproduc ion of any part of SCR copyright content as well as the use of the name "South Carolina Association of REALTORS®" in connection with any written or electronic format without the prior written consent of SCR. SCR makes no representation as to the legal adequacy of this form or the information added for a specific transaction and recommends that Parties consult a SC attorney prior to signing to ensure the completed form meets your legal need.

© 2020 South Carolina Association of REALTORS®. 10/2017

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